Exhibit 99.1

Lifeway Foods Surges Into 2026, Projecting 32% to 35% First Quarter Growth

Momentum Signals Continued Kefir & Farmer Cheese Boom

Announces First Quarter 2026 Earnings Date of May 14, 2026

MORTON GROVE, Ill., April 1, 2026 – Lifeway Foods, Inc. (Nasdaq: LWAY) (“Lifeway” or the “Company”), the leading U.S. supplier of kefir and fermented probiotic products to support the microbiome, today provided preliminary financial outlook for the first quarter of 2026 and announced the timing of its upcoming earnings date.

The Company expects net sales for the first quarter ended March 31, 2026 to be in the range of $60.8 million to $62.3 million, an increase of 32% to 35% compared to the first quarter ended March 31, 2025, reflecting continued momentum across Lifeway’s core kefir and farmer cheese portfolio, with strong consumer demand for protein-rich, probiotic foods.

“We are entering 2026 with strong velocity across our business and continued demand for Lifeway’s category-leading kefir and farmer cheese,” said Julie Smolyansky, President and Chief Executive Officer of Lifeway Foods. “Our focus remains on expanding distribution, driving innovation and delivering consistent, profitable growth as we build on our leadership in the fermented dairy space.”

First Quarter 2026 Earnings Conference Call and Webcast

Lifeway will report its financial results for the first quarter ended March 31, 2026 on May 14, 2026, before market open. At 9am ET on May 14, 2026, a pre-recorded conference call and webcast with Julie Smolyanksy, Lifeway's President and Chief Executive Officer, discussing these results with additional comments and details, will be made available through the "Investor Relations" section of the Company's website at https://lifewaykefir.com/webinars-reports/.

About Lifeway Foods, Inc.

Lifeway Foods, Inc., which has been recognized as one of America's Growth Leaders by TIME, as Dairy Foods' Processor of the Year 2025, one of Forbes' Best Small Companies and named to Inc.'s 2025 Best in Business list in the Best Challenger Brands category, is America's leading supplier of the probiotic, fermented beverage known as kefir. In addition to its line of drinkable kefir, the Company also produces a variety of cheeses and a ProBugs® line for kids. Lifeway's tart and tangy fermented dairy products are now sold across the United States, Mexico, Ireland, South Africa, United Arab Emirates, and France. Learn how Lifeway is good for more than just you at lifewayfoods.com.

Forward-Looking Statements

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, unaudited estimated net sales. These statements use words, and variations of words, such as "anticipate," "plan," "project," "estimate," "potential," "forecast," "will," "continue," "future," "increase," "believe," "outlook," "expect," and "predict." You are cautioned not to rely on these forward-looking statements. These forward-looking statements are made as of the date of this press release, are based on current expectations of future events and thus are inherently subject to a number of risks and uncertainties, many of which involve factors or circumstances beyond Lifeway's control. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from Lifeway's expectations and projections. These risks, uncertainties, and other factors include: price competition; the decisions of customers or consumers; the actions of competitors; changes in the pricing of commodities; the effects of government regulation; possible delays in the introduction of new products; and customer acceptance of products and services. A further list and description of these risks, uncertainties, and other factors can be found in Lifeway's Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and the Lifeway's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025, and September 30, 2025. Copies of these filings are available online at https://www.sec.gov, http://lifewaykefir.com/investor-relations/, or on request from Lifeway. Lifeway expressly disclaims any obligation to update any forward-looking statements (including, without limitation, to reflect changed assumptions, the occurrence of anticipated or unanticipated events or new information), except as required by law.

Derek Miller

Vice President of Communications, Lifeway Foods

Email: derekm@lifeway.net

Perceptual Advisors

Dan Tarman

Email: dtarman@perceptualadvisors.com

General inquiries:

Lifeway Foods, Inc.

Phone: 847-967-1010

Email: info@lifeway.net